Exhibit 99.1
Ardent Health Reports First Quarter 2026 Results
Brentwood, Tenn. (May 5, 2026) – Ardent Health, Inc. (NYSE: ARDT) ("Ardent Health" or the "Company"), a leading provider of healthcare in growing mid-sized urban communities across the U.S., today announced results for the quarter ended March 31, 2026.
First Quarter 2026 Operating and Financial Summary
All comparisons are versus the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

Total Revenue $1.60 billion 7.0% growth Y/Y	Net Income Attributable to Ardent Health $40 million
Adjusted EBITDA(1) $124 million 26.3% growth Y/Y	Adjusted EBITDAR(1) $166 million
Admissions Decrease of 1.1% Y/Y	Adjusted Admissions 2.0% growth Y/Y
Total Surgeries 1.2% growth Y/Y	Reaffirming Full-Year 2026 Guidance Total Revenue: $6,400 - $6,700 million Adjusted EBITDA(1): $485 - $535 million
(1)    Adjusted EBITDA and Adjusted EBITDAR are financial measures that have not been prepared in a manner that complies with U.S. generally accepted accounting principles ("GAAP"). See "Supplemental Non-GAAP Financial Information" and reconciliations of non-GAAP measures to their most comparable GAAP financial measures contained later in this press release.

Strong First Quarter Execution; Reaffirming 2026 Guidance
•"I'm pleased with our strong first quarter financial and operating results, underscored by adjusted EBITDA growth of 26% and an adjusted admissions increase of 2.0%," stated Marty Bonick, President and Chief Executive Officer of
Ardent Health. "While seasonal volumes were impacted by transient factors – including severe weather in multiple markets and a lighter respiratory season – we delivered solid operating performance, driven by disciplined execution, effective cost management and the ability to respond decisively in a dynamic environment.”
•"Execution against our IMPACT program continued to deliver tangible results in the first quarter, and we remain on track to generate $55 million of savings this year,” said Bonick. “For a second consecutive quarter, we achieved significant SWB expense improvement, particularly in contract labor, while payor denial trends remained stable and professional fee expenses developed as expected."
•"Today, we are reaffirming 2026 guidance," continued Bonick. “We are pleased with our strong start to the year, but remain vigilant as the Exchange market dynamics continue to evolve."

1  Lease-adjusted net leverage ratio is defined as the Company's net debt as of March 31, 2026, plus 8x trailing twelve-month real estate investment trust
("REIT") rent expense as of the end of the first quarter of 2026, divided by trailing twelve-month Adjusted EBITDAR as of March 31, 2026.

Financial Performance Summary
The Company's first quarter 2026 results included a $10.9 million gain, included in other operating expenses, from an increase in the carrying value of an investment option it holds in a privately held company.
For the first quarter of 2026:
•Total revenue grew 7.0% year-over-year to $1,602 million, driven primarily by a 2.0% increase in adjusted admissions and a 5.5% increase in net patient service revenue per adjusted admission.
•Net income attributable to Ardent Health was $40 million, or $0.28 per diluted share, compared to net income attributable to Ardent Health of $41 million, or $0.29 per diluted share, in the first quarter of 2025.
•Adjusted EBITDA increased 26.3% year-over-year to $124 million. Excluding the $10.9 million gain discussed above, adjusted EBITDA grew 15%.
Operating Performance Summary
The following table provides a summary of certain key operating metrics for the first quarter of 2026 compared to the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

	Three Months Ended March 31,
(Unaudited)	2026	2025	% Change
Adjusted admissions	86,244	84,536	2.0%
Admissions	40,932	41,389	(1.1%)
Inpatient surgeries	9,256	9,250	0.1%
Outpatient surgeries	22,086	21,712	1.7%
Total surgeries	31,342	30,962	1.2%
Emergency room visits	156,168	161,249	(3.2%)
Net patient service revenue per adjusted admission	$18,367	$17,402	5.5%
•Admissions for the first quarter of 2026 decreased 1.1% year-over-year and were impacted by severe weather in certain markets and a lighter respiratory season.
•Surgeries for the first quarter of 2026 increased 1.2% year-over-year. The increase in total surgeries reflected outpatient surgery growth of 1.7% and an inpatient surgery increase of 0.1%.
Balance Sheet, Cash Flow & Liquidity Update
As of March 31, 2026, the Company had total cash and cash equivalents of $610 million and total debt of $1.1 billion. The
Company’s net leverage ratio was 1.0x and its lease-adjusted net leverage ratio1 was 2.6x as of March 31, 2026, an improvement from 3.0x as of March 31, 2025. At the end of the first quarter, the Company’s available liquidity was $0.9 billion.
During the first quarter of 2026, net cash used in operating activities was $60 million, compared to $25 million used in the same prior year period.

2026 Financial Guidance
The Company is reaffirming its full-year 2026 financial guidance. All guidance is current as of the time provided and is subject to change.

(Unaudited; dollars in millions, except per share amount)	Full Year 2026 Guidance
Total revenue	$6,400	—	$6,700
Net income attributable to Ardent Health, Inc.	$129	—	$183
Adjusted EBITDA	$485	—	$535
Rent expense payable to REITs	$168	—	$168
Diluted earnings per share	$0.90	—	$1.27
Adjusted admissions growth	1.5%	—	2.5%
Capital expenditures	$225	—	$265
The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under the heading "Forward-Looking Statements." The Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets. The Company does not believe that it can forecast these items with sufficient accuracy because of the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted.
First Quarter 2026 Results Conference Call
The Company will host a conference call to discuss its first quarter financial results on May 6, 2026, at 10:00 a.m. Eastern
Time. A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://ir.ardenthealth.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.
To participate in the live teleconference:
United States Live:    1-888-596-4144
International Live:    1-646-968-2525
Access Code:              4437657
To listen to a replay of the teleconference, which will be available through May 20, 2026:
United States Replay:  1-800-770-2030
International Replay:  1-647-362-9199
Access Code:              4437657
About Ardent Health
Ardent Health (NYSE: ARDT) is a leading provider of healthcare in growing mid-sized urban communities across the U.S.
With a focus on people and investments in innovative services and technologies, Ardent is passionate about making healthcare better and easier to access. Through its subsidiaries, the Company delivers care through a system of 30 acute care hospitals, more than 280 sites of care, and over 2,000 employed and affiliated providers across six states. For more information, please visit ardenthealth.com.

Investor Contact: Dave Styblo, CFA Investor.Relations@ardenthealth.com (615) 296-3016

Media Contact: Rebecca Kirkham rebecca.kirkham@ardenthealth.com (615) 296-3000
Supplemental Non-GAAP Financial Information
We have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EBITDAR. We define these terms as follows:
•Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization expense (or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of other non-operating losses; recoveries from the cybersecurity incident in November 2023 (the "Cybersecurity Incident"), net of incremental information technology and litigation costs; certain legal matters and related costs; other expenses, including development, restructuring and enterprise system conversion costs; equity-based compensation expense; and (income) loss from disposed operations.
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP performance measures used by our management and external users of our financial statements, such as investors, analysts, lenders, rating agencies and other interested parties, to evaluate companies in our industry. Adjusted EBITDA and Adjusted EBITDA margin are performance measures that are not prepared in accordance with GAAP and are presented in this press release because our management considers them important analytical indicators commonly used within the healthcare industry to evaluate financial performance and allocate resources. Further, our management believes that Adjusted EBITDA and Adjusted
EBITDA margin are useful financial metrics to assess our operating performance from period to period by excluding certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future and certain other adjustments we believe are not reflective of our ongoing operations and our performance.
Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies. While we believe these are useful supplemental performance measures for investors and other users of our financial information, you should not consider Adjusted EBITDA and Adjusted EBITDA margin in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA margin have inherent material limitations as performance measures, because they add back certain expenses to net income, resulting in those expenses not being taken into account in the performance measures. We have borrowed money, so interest expense is a necessary element of our costs. Because we have material capital and intangible assets, depreciation and amortization expense are necessary elements of our costs. Likewise, the payment of taxes is a necessary element of our operations. Because
Adjusted EBITDA and Adjusted EBITDA margin exclude these and other items, they have material limitations as measures of our performance.
•Adjusted EBITDAR. Adjusted EBITDAR is defined as Adjusted EBITDA further adjusted to add back rent expense payable to real estate investment trusts ("REITs"), which consists of rent expense pursuant to the master lease agreement (the
"Ventas Master Lease") with Ventas, Inc. ("Ventas"), lease agreements with Ventas for 18 medical office buildings and a lease arrangement with Medical Properties Trust, Inc. ("MPT") for the Hackensack Meridian Mountainside Medical
Center.

Adjusted EBITDAR is a commonly used non-GAAP valuation measure used by our management, research analysts, investors and other interested parties to evaluate and compare the enterprise value of different companies in our industry. Adjusted EBITDAR excludes: (1) certain material noncash items and unusual or non-recurring items that we do not expect to continue in the future; (2) certain other adjustments that do not impact our enterprise value; and (3) rent expense payable to our REITs. We operate 30 acute care hospitals, 12 of which we lease from two REITs, Ventas and
MPT, pursuant to long-term lease agreements. Additionally, we lease 18 medical office buildings from Ventas pursuant to lease agreements with initial terms of 12 years and eight options to renew for additional five-year terms. Our management views the long-term lease agreements with Ventas and MPT, as more like financing arrangements than true operating leases, with the rent payable to such REITs being similar to interest expense. As a result, our capital structure is different than many of our competitors, especially those whose real estate portfolio is predominately owned and not leased. Excluding the rent payable to such REITs allows investors to compare our enterprise value to those of other healthcare companies without regard to differences in capital structures, leasing arrangements and geographic markets, which can vary significantly among companies. Our management also uses Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Finally, financial covenants in certain of our lease agreements, including the Ventas Master Lease, use Adjusted EBITDAR as a measure of compliance.
Adjusted EBITDAR does not reflect our cash requirements for leasing commitments. As such, our presentation of
Adjusted EBITDAR should not be construed as a performance or liquidity measure.
Because not all companies use identical calculations, our presentation of Adjusted EBITDAR may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental valuation measure for investors and other users of our financial information, you should not consider Adjusted EBITDAR in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDAR has inherent material limitations as a valuation measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the valuation measure. The payment of rent is a necessary element of our valuation. Because Adjusted EBITDAR excludes this and other items, it has material limitations as a measure of our valuation.
Forward-Looking Statements
This press release may contain "forward-looking statements," as that term is defined in the U.S. federal securities laws.
These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters.
Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would,"
"will," "may," "can," "continue," "potential," "should" and the negative of these terms or other comparable terminology often identify forward-looking statements. When reviewing this press release, you should keep in mind the substantive risk and uncertainties that could impact our business. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties could cause actual results to differ materially from those projected in forward-looking statements contained in this press release or implied by past results and trends. Our historical results are not necessarily indicative of the results that may be expected for any period in the future.
Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (1) general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, current geopolitical instability, and impacts from the imposition of, or changes in, tariffs, as well as the potential impact on us of uncertain political, financial, credit and capital conditions; (2) possible reductions or other changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs, Medicaid waiver programs or state directed payments, that could have an adverse effect on our revenues and business; (3) reduction in the reimbursement rates paid by commercial payors, increased reimbursement denials or payment delays by commercial payors, our inability to retain and negotiate favorable contracts with private third party payors, or an increasing volume of uninsured or underinsured patients; (4) effects of changes in healthcare policy or legislation, including the One Big Beautiful Bill Act (the
"OBBBA") and any other reforms that have or may be undertaken by the current presidential administration, and legal and regulatory restrictions on our hospitals that have physician owners; (5) the ability to achieve operating and financial targets, develop and execute mitigation plans to offset to the extent possible impacts from the OBBBA, the expiration of temporary enhanced subsidies for individuals eligible to purchase insurance coverage through health insurance marketplaces and imposition of tariffs, attain expected levels of patient volumes and revenues, and control the costs of providing services; (6)
security threats, catastrophic events and other disruptions affecting our, our service providers’ or our joint venture ("JV")
partners’ information technology and related systems, which have adversely affected, and could in the future adversely affect, our relationships with patients and business partners and subject us to legal claims and liabilities, reputational harm and business disruption and adversely affect our financial condition; (7) the highly competitive nature of the healthcare industry and continued industry trends towards clinical transparency and value-based purchasing may impact our competitive position; (8) inability to recruit and retain quality physicians and increased labor costs resulting from increased competition for staffing or a continued or increased shortage of experienced nurses, as well as the loss of key personnel, including key members of our management team; (9) changes to physician utilization practices and treatment methodologies and other factors outside our control that impact demand for medical services and may reduce our revenues and ability to grow profitability; (10) continued industry trends toward value-based purchasing, third party payor consolidation and care coordination among healthcare providers; (11) inability to successfully complete acquisitions or strategic JVs or inability to realize all of the anticipated benefits; (12) liabilities because of professional liability and other claims brought against our hospitals, physician practices, outpatient facilities or other business operations; (13) exposure to certain risks and uncertainties by the JVs through which we conduct a significant portion of our operations, including anticipated synergies of past acquisitions and the risk that transactions may not receive necessary government clearances;
(14) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (15) operational, legal and financial risks associated with outsourcing functions to third parties; (16) our facilities are heavily concentrated in Texas and
Oklahoma, which makes us sensitive to regulatory, economic and competitive conditions and changes in those states; (17)
negative impact of severe weather, climate change, and other factors beyond our control, which could restrict patient access to care or cause one or more facilities to close temporarily or permanently; (18) risks related to the Master Lease with Ventas (“Ventas Master Lease”) and its restrictions and limitations on our business; (19) the impact of our significant indebtedness and the ability to refinance such indebtedness on acceptable terms; (20) our failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust our operations in response to changing laws and regulations; (21) the impact of governmental claims or governmental investigations, payor audits and litigation brought against our hospitals, physician practices, outpatient facilities or other business operations; (22) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements; (23)
the impact of a deterioration of public health conditions associated with a future pandemic, epidemic or outbreak of infectious disease; (24) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements could adversely affect our business, results of operations and financial condition; (25) inability to or delay in building, acquiring, selling, renovating or expanding our healthcare facilities; (26)
failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements; (27) the results of our efforts to use technology, including artificial intelligence (“AI”) and machine learning, to drive efficiencies, better outcomes and an enhanced patient experience; (28) our status as a controlled company; (29) conflicts of interest between our controlling stockholder and other holders of our common stock; and (30)
other risk factors described in our filings with the Securities and Exchange Commission.
Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events. All references to "Company," "Ardent Health," "Ardent," "we," "our" and "us" as used throughout this release refer to Ardent Health, Inc. and its affiliates, unless stated otherwise or indicated by context.

Ardent Health, Inc.
Condensed Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2026		2025
	Amount	%	Amount	%
Total revenue	$1,601,870	100.0%	$1,497,234	100.0%
Expenses:
Salaries and benefits	661,431	41.3%	657,652	43.9%
Professional fees	317,070	19.8%	280,857	18.8%
Supplies	268,553	16.8%	258,855	17.3%
Rents and leases	27,081	1.7%	27,761	1.9%
Rents and leases, related party	38,686	2.4%	38,050	2.5%
Other operating expenses	165,151	10.2%	130,767	8.7%
Interest expense	12,211	0.8%	14,176	0.9%
Depreciation and amortization	42,986	2.7%	36,201	2.4%
Other non-operating gains	(5,890)	(0.4)%	(21,283)	(1.4)%
Total operating expenses	1,527,279	95.3%	1,423,036	95.0%
Income before income taxes	74,591	4.7%	74,198	5.0%
Income tax expense	16,103	1.0%	15,233	1.1%
Net income	58,488	3.7%	58,965	3.9%
Net income attributable to noncontrolling interests	18,638	1.2%	17,582	1.1%
Net income attributable to Ardent Health, Inc.	$39,850	2.5%	$41,383	2.8%

Net income per share:
Basic	$0.28		$0.30
Diluted	$0.28		$0.29
Weighted-average common shares outstanding:
Basic	141,266,013		140,062,284
Diluted	141,775,040		140,704,075

 Ardent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$58,488	$58,965
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	42,986	36,201
Other non-operating (gains) losses	(1,886)	217
Amortization of deferred financing costs and debt discounts	811	1,237
Deferred income taxes	(429)	(1,940)
Equity-based compensation	8,929	9,263
Income from non-consolidated affiliates	(8,989)	(1,229)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	32	(30,717)
Inventories	(1,245)	(5,192)
Prepaid expenses and other current assets	(79,130)	36,049
Accounts payable and other accrued expenses and liabilities	(14,199)	(46,695)
Accrued salaries and benefits	(65,590)	(80,946)
Net cash used in operating activities	(60,222)	(24,787)
Cash flows from investing activities:
Purchases of property and equipment	(28,088)	(22,908)
Other	187	(214)
Net cash used in investing activities	(27,901)	(23,122)
Cash flows from financing activities:
Proceeds from insurance financing arrangements	17,033	10,959
Payments of principal on insurance financing arrangements	(2,848)	(3,104)
Payments of principal on long-term debt	(3,643)	(1,387)
Distributions to noncontrolling interests	(21,314)	(19,239)
Other	(1,014)	(1,061)
Net cash used in financing activities	(11,786)	(13,832)
Net decrease in cash and cash equivalents	(99,909)	(61,741)
Cash and cash equivalents at beginning of period	709,601	556,785
Cash and cash equivalents at end of period	$609,692	$495,044

Supplemental Cash Flow Information:
Non-cash purchases of property and equipment	$936	$6,662

Ardent Health, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; dollars in thousands, except per share amounts)

	March 31, 2026(1)	December 31, 2025 (1)
Assets
Current assets:
Cash and cash equivalents	$609,692	$709,601
Accounts receivable	685,988	686,102
Inventories	119,838	118,593
Prepaid expenses	166,489	112,646
Other current assets	438,137	431,882
Total current assets	2,020,144	2,058,824
Property and equipment, net	922,806	935,769
Operating lease right of use assets	307,388	292,651
Operating lease right of use assets, related party	911,970	915,599
Goodwill	879,262	879,451
Other intangible assets	88,336	89,335
Deferred income taxes	6,646	6,888
Other assets	116,273	111,691
Total assets	$5,252,825	$5,290,208

Liabilities and Equity
Current liabilities:
Current installments of long-term debt	$37,635	$23,444
Accounts payable	419,723	457,936
Accrued salaries and benefits	230,670	296,260
Other accrued expenses and liabilities	263,456	268,904
Total current liabilities	951,484	1,046,544
Long-term debt, less current installments	1,072,765	1,075,782
Long-term operating lease liability	274,680	260,600
Long-term operating lease liability, related party	900,643	904,632
Self-insured liabilities	255,987	241,050
Other long-term liabilities	66,049	76,636
Total liabilities	3,521,608	3,605,244

Redeemable noncontrolling interests	(3,763)	(1,250)
Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 750,000,000 shares authorized; 143,133,825 and 142,864,171 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1,431	1,429
Additional paid-in capital	796,385	788,472
Accumulated other comprehensive loss	(2,446)	(3,610)
Retained earnings	541,457	501,607
Equity attributable to Ardent Health, Inc.	1,336,827	1,287,898
Noncontrolling interests	398,153	398,316
Total equity	1,734,980	1,686,214
Total liabilities and equity	$5,252,825	$5,290,208
(1)As of March 31, 2026 and December 31, 2025, the consolidated balance sheets included total liabilities of consolidated variable interest entities of $341.8 million and
$335.1 million, respectively. Refer to Note 2 of the Company's unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026 for further discussion.

 Ardent Health, Inc.
Operating Statistics
(Unaudited)

	Three Months Ended March 31,
	2026	% Change	2025
Total revenue (in thousands)	$1,601,870	7.0%	$1,497,234
Hospitals operated (at period end) (1)	30	0.0%	30
Licensed beds (at period end) (2)	4,281	0.0%	4,281
Utilization of licensed beds (3)	51%	2.0%	50%
Admissions (4)	40,932	(1.1)%	41,389
Adjusted admissions (5)	86,244	2.0%	84,536
Inpatient surgeries (6)	9,256	0.1%	9,250
Outpatient surgeries (7)	22,086	1.7%	21,712
Total surgeries	31,342	1.2%	30,962
Emergency room visits (8)	156,168	(3.2)%	161,249
Patient days (9)	197,129	0.5%	196,214
Total encounters (10)	1,564,114	7.8%	1,450,629
Average length of stay (11)	4.82	1.7%	4.74
Net patient service revenue per adjusted admission (12)	$18,367	5.5%	$17,402
(1)Hospitals operated (at period end). This metric represents the total number of hospitals operated by us at the end of the applicable period, irrespective of whether the hospital real estate is (i) owned by us, (ii) leased by us or (iii) held through a controlling interest in a JV. This metric includes the managed clinical operations of the hospital at UT Health North Campus in Tyler, Texas ("UT Health North Campus Tyler"), a hospital owned by The University of
Texas Health Science Center at Tyler ("UTHSCT"), an affiliate of The University of Texas System. Since we only manage the clinical operations of UT Health
North Campus Tyler, the financial results of such entity are not consolidated under Ardent Health, Inc.
(2)Licensed beds (at period end). This metric represents the total number of beds for which the appropriate state agency licenses a facility, regardless of whether the beds are actually available for patient use.
(3)Utilization of licensed beds. This metric represents a measure of the actual utilization of our inpatient facilities, computed by (i) dividing patient days by the number of days in each period, and (ii) further dividing that number by average licensed beds, which is calculated by dividing total licensed beds (at period end) by the number of days in the period, multiplied by the number of days in the period the licensed beds were in existence.
(4)Admissions. This metric represents the number of patients admitted for inpatient treatment during the applicable period.
(5)Adjusted admissions. This metric is used by management as a general measure of combined inpatient and outpatient volume. Adjusted admissions provides management with a key performance indicator that considers both inpatient and outpatient volumes by applying an inpatient volume measure
(admissions) to a ratio of gross inpatient and outpatient revenue to gross inpatient revenue. Gross inpatient and outpatient revenue reflect gross inpatient and outpatient charges prior to estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts. The calculation of adjusted admissions is summarized as follows:

Adjusted Admissions	=	Admissions	x	(Gross Inpatient Revenue + Gross Outpatient Revenue)
Gross Inpatient Revenue
(6)Inpatient surgeries. This metric represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management, c-
sections, and certain diagnostic procedures are excluded from inpatient surgeries.
(7)Outpatient surgeries. This metric represents the number of surgeries performed on patients who have not been admitted to our hospitals. Pain management, c-sections, and certain diagnostic procedures are excluded from outpatient surgeries.
(8)Emergency room visits. This metric represents the total number of patients provided with emergency room treatment during the applicable period.
(9)Patient days. This metric represents the total number of days of care provided to patients admitted to our hospitals during the applicable period.
(10)Total encounters. This metric represents the total number of events where healthcare services are rendered resulting in a billable event during the applicable period. This includes both hospital and ambulatory patient interactions.
(11)Average length of stay. This metric represents the average number of days admitted patients stay in our hospitals.
(12)Net patient service revenue per adjusted admission. This metric represents net patient service revenue divided by adjusted admissions for the applicable period. Net patient service revenue reflects gross inpatient and outpatient charges less estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended March 31,
	2026	2025
Net income	$58,488	$58,965
Adjusted EBITDA Addbacks:
Income tax expense	16,103	15,233
Interest expense	12,211	14,176
Depreciation and amortization	42,986	36,201
Noncontrolling interest earnings	(18,638)	(17,582)
Other non-operating losses (1)	—	217
Cybersecurity Incident recoveries, net (2)	—	(19,705)
Certain legal matters and related costs	2,002	—
Other expenses, including development, restructuring and enterprise system conversion costs (3)	7,788	1,407
Equity-based compensation	8,929	9,263
(Income) loss from disposed operations	(5,883)	26
Adjusted EBITDA	$123,986	$98,201
Total revenue	$1,601,870	$1,497,234
Adjusted EBITDA margin	7.7%	6.6%
(1)Other non-operating losses include losses realized on certain non-recurring events or events that are non-operational in nature.
(2)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
(3)Other expenses, including development, restructuring and enterprise system conversion costs include (i) salaries and benefits of $4.3 million for the three months ended March 31, 2026, (ii) professional fees of $3.3 million and $1.2 million for the three months ended March 31, 2026 and 2025, respectively, and
(iii) other expenses of $0.2 million for each of the three months ended March 31, 2026 and 2025.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

Three Months Ended March 31, 2026
Net income	$58,488
Adjusted EBITDAR Addbacks:
Income tax expense	16,103
Interest expense	12,211
Depreciation and amortization	42,986
Noncontrolling interest earnings	(18,638)
Certain legal matters and related costs	2,002
Other expenses, including development, restructuring and enterprise system conversion costs (1)	7,788
Equity-based compensation	8,929
Income from disposed operations	(5,883)
Rent expense payable to REITs (2)	41,556
Adjusted EBITDAR	$165,542
(1)Other expenses, including development, restructuring and enterprise system conversion costs include (i) salaries and benefits of $4.3 million, (ii)
professional fees of $3.3 million, and (iii) other expenses of $0.2 million.
(2)Rent expense payable to REITs consists of rent expense of $38.7 million related to the Ventas Master Lease and other lease agreements with Ventas for medical office buildings and rent expense of $2.9 million related to a lease arrangement with MPT for the lease of Hackensack Meridian Mountainside
Medical Center.

Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in millions)

	Guidance for the Full Year Ending December 31, 2026
	Low	High
Net income	$221	$280
Adjusted EBITDA Addbacks:
Income tax expense	58	73
Interest expense	56	53
Depreciation and amortization	175	170
Noncontrolling interest earnings	(92)	(97)
Cybersecurity Incident recoveries (1)	(7)	(7)
Other expenses, including restructuring and enterprise system conversion costs	28	21
Equity-based compensation	46	42
Adjusted EBITDA	$485	$535
(1)Cybersecurity Incident recoveries represent insurance recovery proceeds associated with the Cybersecurity Incident.